DMEAST #2022490 v9
DMEAST #2022490 v9              2
                          AMENDMENT TO
                      MANAGEMENT AGREEMENT

      THIS AMENDMENT ("Amendment") is made as of the 25th day of April, 2008 by and between Old Mutual Capital, Inc. (the "Adviser") and Old Mutual Funds II (formerly known as Old Mutual Advisor Funds II), a Delaware statutory trust (the "Trust") to the Management Agreement effective as to certain portfolios of the Trust the 19th day of April, 2006, effective as to certain other portfolios of the Trust the 17th day of May 2006, and as amended the 21st day of December, 2006 by and between the Adviser and the Trust (the "Management Agreement").

     The parties desire to: (i) reduce the compensation paid under the Management Agreement with respect to Old Mutual Large Cap Growth Concentrated Fund ("Large Cap Growth Concentrated Fund"); (ii) reflect the completion of the reorganization of Old Mutual Large Cap Growth Fund ("Large Cap Growth Fund") into Large Cap Growth Concentrated Fund (the "Reorganization"); (iii) reflect the name change of Large Cap Growth Concentrated Fund to "Old Mutual Large Cap Growth Fund"; (iv) reflect the completion of the reorganization of Old Mutual Large Cap Fund into Old Mutual Focused Fund; (v) reflect the name change of Old Mutual Emerging Growth Fund to "Old Mutual Developing Growth Fund"; and
(vi) reflect the Trust's name change to Old Mutual Funds II, which change was effective November 19, 2007. Accordingly, Schedule A of the Sub-Advisory Agreement is deleted in its entirety and replaced with amended Schedule A, attached hereto.

     This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. All other terms of the Sub-Advisory Agreement shall remain in full force and effect.

     This  Amendment has been executed as of the date set  forth above  by  a  duly  authorized officer  of  each  party  and  is
effective   immediately   following   the   closing    of    the
Reorganization.

OLD MUTUAL CAPITAL, INC., , OLD MUTUAL FUNDS II
, ,
By:   /s/ Mark E. Black, , By:     /s/ Robert T. Kelly
Name: Mark E. Black, , Name:  Robert T. Kelly
Title:    Chief Financial Officer, , Title:  Treasurer
, ,


                                   SCHEDULE A
                              DATED APRIL 25, 2008
                             TO MANAGEMENT AGREEMENT
                           BETWEEN OLD MUTUAL FUNDS II
                                       AND
                            OLD MUTUAL CAPITAL, INC.

     Effective April 19, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:

, , Advisory Fee Breakpoint Asset Thresholds
FUND, , $0 to less than $300 million, , $300 million to less than $500 million, , $500 million to less than $750 million, , $750 million to less than $1.0 billion, , $1.0 billion to less than $1.5 billion, , $1.5 billion to less than $2.0 billion, , $2.0 billion or greater
Old Mutual Strategic Small Company Fund, , 0.95%, , 0.90%, , 0.85%, , 0.80%, , 0.75%, , 0.70%, , 0.65%
Old Mutual Focused Fund, , 0.75%, , 0.70%, , 0.65%, , 0.60%, , 0.55%, , 0.50%, ,
0.45%
Old Mutual Small Cap Fund, , 1.00%, , 0.95%, , 0.90%, , 0.85%, , 0.80%, , 0.75%,
, 0.70%
Old Mutual TS&W Small Cap Value Fund, , 1.10%, , 1.05%, , 1.00%, , 0.95%, ,
0.90%, , 0.85%, , 0.80%
Old Mutual Heitman REIT Fund, , 0.90%, , 0.85%, , 0.80%, , 0.75%, , 0.70%, ,
0.65%, , 0.60%



, , Advisory Fee Breakpoint Asset Thresholds
FUND, , $0 to less than $300 million, , $300 million to less than $500 million, , $500 million to less than $750 million, , $750 million to less than $1.0 billion, , $1.0 billion to less than $1.5 billion, , $1.5 billion to less than $2.0 billion, , $2.0 billion or greater
Old Mutual Dwight Intermediate Fixed Income Fund, , 0.45%, , 0.425%, , 0.40%, , 0.375%, , 0.35%, , 0.325%, , 0.30%
Old Mutual Dwight Short Term Fixed Income Fund, , 0.45%, , 0.425%, , 0.40%, , 0.375%, , 0.35%, , 0.325%, , 0.30%

     Effective May 17, 2006, pursuant to Section 6 of this Agreement, and effective April 25, 2008 for Old Mutual Large Cap Growth Fund, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:

, , Advisory Fee Breakpoint Asset Thresholds
FUND, , $0 to less than $300 million, , $300 million to less than $500 million, , $500 million to less than $750 million, , $750 million to less than $1.0 billion, , $1.0 billion to less than $1.5 billion, , $1.5 billion to less than $2.0 billion, , $2.0 billion or greater
Old Mutual Developing Growth Fund, , 0.95%, , 0.90%, , 0.85%, , 0.80%, , 0.75%,
, 0.70%, , 0.65%
Old Mutual Growth Fund, , 0.825%, , 0.775%, , 0.725%, , 0.675%, , 0.625%, ,
0.575%, , 0.525%
Old Mutual Large Cap Growth Fund, , 0.85%, , 0.80%, , 0.75%, , 0.70%, , 0.65%, ,
0.60%, , 0.55%
Old Mutual Select Growth Fund, , 0.90%, , 0.85%, , 0.80%, , 0.75%, , 0.70%, ,
0.65%, , 0.60%
Old Mutual Analytic U.S. Long/Short Fund, , 0.80%, , 0.75%, , 0.70%, , 0.65%, ,
0.60%, , 0.55%, , 0.50%
Old Mutual Mid-Cap Fund, , 0.95%, , 0.90%, , 0.85%, , 0.80%, , 0.75%, , 0.70%, ,
0.65%
Old Mutual Columbus Circle Technology and Communications Fund, , 0.95%, , 0.90%, , 0.85%, , 0.80%, , 0.75%, , 0.70%, , 0.65%



, , Advisory Fee Breakpoint Thresholds
FUND, , $0 to less than $300 million, , $300 million to less than $500 million, , $500 million to less than $750 million, , $750 million to less than $1.0 billion, , $1.0 billion to less than $1.5 billion, , $1.5 billion to less than $2.0 billion, , $2.0 billion or greater
Old Mutual Cash Reserves Fund, , 0.40%, , 0.375%, , 0.35%, , 0.325%, , 0.30%, ,
0.275%, , 0.25%







     Effective December 21, 2006, pursuant to Section 6 of this Agreement, each Portfolio shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets based on the following schedule:

, , Advisory Fee Breakpoint Asset Thresholds
FUND, , $0 to less than $300 million, , $300 million to less than $500 million, , $500 million to less than $750 million, , $750 million to less than $1.0 billion, , $1.0 billion to less than $1.5 billion, , $1.5 billion to less than $2.0 billion, , $2.0 billion or greater
Old Mutual Barrow Hanley Value Fund, , 0.85%, , 0.85%, , 0.85%, , 0.85%, , 0.80%, , 0.75%, , 0.70%